E

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 1, 2003

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22419	94-3177883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47266 Benicia Street, Fremont, California 94538

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:  (510) 354-0300

Item 5.    Other Events.

On December 1, 2003, the Company received notification from the Medical Devices Bureau of the Health Products and Food Branch of Health Canada (the “Devices Bureau”) that the medical device license for our REVELATION® Tx Microcatheter, T-Flex and certain Helix products would not be suspended

The notification from the Devices Bureau, dated November 27, 2003, acknowledged receipt of adequate information submitted by the Company in response to the Section 40 Letter (intention to suspend a medical device license) received by the Company on July 16, 2003 from the Devices Bureau. The Devices Bureau had previously advised us, on September 16, 2003, that they have postponed their decision regarding the medical device license for our REVELATION® Tx Microcatheter, T-Flex and Helix products pending further review. The Devices Bureau indicated that it intended to review a copy of the Company’s revised analysis of the clinical study, which included additional patient data gathered since February 10, 2003 and new analysis performed since March, 2003. The Company submitted the requested data in October 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 1, 2003

CARDIMA, INC.

By:	/S/ BARRY D. MICHAELS

Barry D. Michaels Interim Chief Financial Officer and Secretary